Exhibit 23.3

November 8, 2019

Shiv Singh, Chief Marketing Officer

Eargo, Inc.

1600 Technology Drive, 6th Floor

San Jose, CA 95110

Subject: Consent of Northstar Research Partners

NORTHSTAR Research Partners (USA) LLC (“Northstar”) prepared a market survey dated September 2019 for Eargo, Inc. Northstar consents to the use of data from such survey in the Registration Statement on Form S-1 and related prospectus of Eargo, Inc. and to the reference in the prospectus to Northstar’s name in connection therewith.

Dated: November 8, 2019

NORTHSTAR Research Partners (USA) LLC

By:
Name: Vanessa Dziura Title: Managing Director, USA

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